UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
Exicure, Inc.
(Name of Registrant as Specified In Its Charter)
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________________________________
EXICURE, INC.
8045 Lamon Avenue, Suite 410, Skokie, IL 60077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2018
AT 10:30 A.M. CENTRAL TIME
________________________________
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Exicure, Inc., a Delaware corporation. The 2018 Annual Meeting of Stockholders will be held on June 19, 2018, at 10:30 a.m., Central Time, at Exicure, Inc.’s corporate offices, located at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, for the following purposes:

1.	To elect 2 directors in the accompanying proxy statement to serve as Class I directors with terms to expire at the 2021 Annual Meeting of Stockholders;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To conduct any other business properly brought before the 2018 Annual Meeting of Stockholders.
A Notice of Internet Availability of Proxy Materials will be mailed to stockholders of record and beneficial owners as of the close of business on April 20, 2018. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2018 Annual Meeting of Stockholders or any adjournment thereof. On the date of mailing of the Notice of Internet Availability of Proxy Materials, the proxy materials will be accessible on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will more fully describe the items of business above and will be available free of charge.
Your vote is very important. Whether or not you attend the 2018 Annual Meeting of Stockholders in person, it is important that your shares be represented. You may vote your proxy on the Internet or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.
On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ David A. Giljohann
David A. Giljohann
Chief Executive Officer and Director
Skokie, Illinois
April 30, 2018

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote on the Internet or by mail as instructed in the notice of availability of proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/21774.

________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2018
AT 10:30 A.M. CENTRAL TIME
________________________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
WHY AM I RECEIVING THESE MATERIALS?
We sent you a Notice of Availability of Proxy Materials (the “notice”) because the board of directors of Exicure, Inc. is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders to be held on June 19, 2018, at 10:30 a.m., Central Time, at Exicure, Inc.’s corporate offices, located at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077 (the “annual meeting”). We invite you to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may vote by proxy over the Internet by following the instructions provided in the notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.
The notice is being sent or made available on or about April 30, 2018 to all stockholders of record entitled to vote at the annual meeting.
As used in this proxy statement, “Exicure,” the “Company,” “we” or “us” refer to Exicure, Inc., a Delaware corporation and, where appropriate, its consolidated subsidiary.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 20, 2018 will be entitled to vote at the annual meeting. On this record date, there were 39,454,821 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 20, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. The notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote on the Internet as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on April 20, 2018, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

WHAT AM I VOTING ON?
There are two matters scheduled for a vote:

•	Proposal 1: To elect 2 directors named in this proxy statement to serve as Class I directors with terms to expire at the 2021 Annual Meeting of Stockholders; and

•	Proposal 2: To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
WHAT IS THE EXICURE BOARD’S VOTING RECOMMENDATION?
Our board of directors recommends that you vote your shares:

•	“For” the election of all two director nominees included in the proxy statement; and

•	“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
WILL OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?
Aside from the election of directors and the ratification of the selection of our independent registered public accounting firm, our board of directors knows of no matters to be presented at the annual meeting. If any other matter is properly brought before the annual meeting, shares represented by all proxies received by our board of directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
HOW ARE PROXY MATERIALS DISTRIBUTED?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are sending the notice to our stockholders of record and beneficial owners as of April 20, 2018. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on the Internet at http://www.astproxyportal.com/ast/21774 or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the notice.
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
HOW DO I VOTE?
You may vote “For” or “Withhold” from voting with respect to each nominee to the board of directors. For Proposal 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 20, 2018, you may vote in person at the annual meeting, vote by proxy over the Internet by following the instructions provided in the notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.
To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

1.
To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Central Time, on June 18, 2018 to be counted.

2.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as your direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the notice, or contact your broker, bank or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 20, 2018.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 20, 2018, there were 39,454,821 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.
WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?
If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of all 2 nominees in this proxy statement to serve as Class I directors; and

2.	Proposal 2: “For” the ratification of the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1 is considered a non-routine matter under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1 and therefore there may be broker non-votes on Proposal 1. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the annual meeting, who will count, with respect to Proposal 1, “For” votes, “Withhold” votes and broker non-votes, and with respect to Proposal 2, “For” votes, “Against” votes and abstentions.
WHO WILL SERVE AS INSPECTOR OF ELECTIONS?
A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•
For Proposal 1 electing 2 directors to serve as Class I directors on the Company’s board of directors, each director must receive a “For” vote from a plurality of the votes cast at the annual meeting and entitled to vote on the election of such director. A plurality of votes cast shall mean that the 2 nominees receiving the highest number of “For” votes will be elected as directors.

•
For Proposal 2 ratifying the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, the proposal must receive a “For” vote from the majority of the votes cast either in person or by proxy, with votes cast including votes “Against” and excluding abstentions.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to the notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each notice to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes, you can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077; or

3.	A later-dated vote on the Internet or a ballot cast in person at the annual meeting (simply attending the annual meeting will not, by itself, revoke your proxy).
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2019 proxy statement. Any such proposal must be submitted in writing by December 31, 2018, to our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077. If we change the date of our 2019 annual meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, no earlier than February 19, 2019 and no later than the close of business on March 21, 2019, which notice must contain the information specified in our bylaws. If we change the date of our 2019 Annual Meeting of Stockholders by more than thirty days before, or more than sixty days after, the one-year anniversary of the 2018 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2019 Annual Meeting of Stockholders or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2019 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation provides for a board of directors classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors currently consists of six directors. Dr. Giljohann and Dr. Walt are nominated for election at this Annual Meeting of stockholders, as directors in Class I, to hold office until the annual meeting of stockholders in 2021, or until their successors are chosen and qualified. Any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Directors are elected by a plurality of the votes cast at the annual meeting and entitled to vote on the election of directors. A plurality of votes cast shall mean that the 2 nominees receiving the highest number of “FOR” votes will be elected as directors, excluding broker non-votes with respect to that director’s election. Shares represented by executed proxies will be voted for the election of the two nominees named below, unless the “Withhold” voting selection has been marked on the proxy card.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the annual meeting, each of the nominees will serve until the 2021 Annual Meeting of Stockholders and until his successor is elected and qualified or, if sooner, until his death, resignation or removal.
The following is a brief biography of each nominee for Class I director and a discussion of the specific experience, qualifications, attributes or skills for each nominee that led the nominating and corporate governance committee of the board of directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Director	37
David R. Walt, Ph.D.	Director	65
David A. Giljohann, Ph.D., Chief Executive Officer, director
Dr. Giljohann is our Chief Executive Officer (the “CEO”) and director. Dr. Giljohann has served as our CEO since November 2013 and has been on our board of directors since March 2014. From July 2012 to October 2013, Dr. Giljohann was our Chief Operating Officer. From 2011 until June 2012, Dr. Giljohann served as our principal scientist. Dr. Giljohann was our founding scientist in 2011. Prior to that, Dr. Giljohann was the founding scientist of AuraSense, LLC, our largest stockholder, in 2009. Dr. Giljohann completed his Ph.D. in the laboratory of Dr. Chad A. Mirkin where he developed oligonucleotide-modified nanoparticles, including NanoFlare™ and Spherical Nucleic Acid (SNA™) constructs. Dr. Giljohann was named to the Endpoint News’ “Under 40s” biopharma executives list in 2018 and the Analytical Scientist’s “Top 40 Under 40 Power List” in 2014. Dr. Giljohann has contributed to over 25 manuscripts and over 100 patents and applications. Dr. Giljohann has also been recognized for his work with a Materials Research Society Gold Award, Baxter Innovation Award, Rappaport Award for Research Excellence, NSEC Outstanding Research Award, and as a finalist in the National Inventors Hall of Fame Collegiate Inventors Competition. Dr. Giljohann obtained his Ph.D. in 2009 from Northwestern University. We believe that Dr. Giljohann’s experience in biotechnology research and development provides him with the qualifications and skills to serve as a member of our board of directors.

 David R. Walt, Ph.D., director
Dr. Walt is our non-employee director and has served on our board of directors since 2013. Dr. Walt is the founder of Illumina, Inc. (NASDAQ: ILMN) and has been its director and chairman of the scientific advisory board since June 1998. Since July 2017, Dr. Walt is a professor in the Department of Pathology at Brigham and Women’s Hospital and a Core Faculty member at the Wyss Institute for Biologically Inspired Engineering at Harvard University. Dr. Walt is also a member of the faculty at Harvard Medical School in the Department of Pathology and has been a Howard Hughes Medical Institute Professor since 2006. Prior to July 2017, Dr. Walt was a University Professor at Tufts University since 2014, the Robinson Professor of Chemistry at Tufts University since 1995. Dr. Walt also serves as a board member for Quanterix Corporation (NASDAQ: QTRX), a company focused on single molecule analysis for clinical diagnostics. Dr. Walt is a co-founder of Arbor Biotechnologies, a company focused on the discovery of proteins for improving human health and sustainability. Dr. Walt holds a B.S. degree in Chemistry from the University of Michigan and received his Ph.D. degree in Chemical Biology from the State University of New York at Stony Brook. We believe that Dr. Walt’s scientific and business experience, including his diversified background as a director of public and private biotechnology companies, provide him with the qualifications and skills to serve as a member of our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.
BOARD OF DIRECTORS
The following sets forth information about our Class II and Class III directors as of March 1, 2018:
Directors Continuing in Office until the 2019 Annual Meeting

Name	Position	Age
Helen S. Kim	Director	55
C. Shad Thaxton, M.D., Ph.D.	Director	42
Helen S. Kim, director
Ms. Kim is our non-employee director and has served on our board since July 2014. Ms. Kim has performed numerous leadership roles with public and private companies managing research and therapeutic development from preclinical to commercialization. Ms. Kim has over 25 years of experience in leadership roles in biotechnology. From 2014 to January 5, 2018, Ms. Kim served as the executive vice president of business development at Kite Pharma, Inc., where she led the acquisition of Kite Pharma by Gilead. Ms. Kim served as chief business officer of NGM Biopharmaceuticals Inc. (“NGM”), from August 2009 to January 2012. Ms. Kim was on the board of director ImmunoCellular Therapeutics, Ltd., from August 2011 to September 2014. Currently, she serves as a director of Sunesis Pharmaceuticals since July 2009, Forsight VISION 4 since September 2012, and Pelaton Therapeutics since March 2018. Prior to NGM, she was the chief executive officer and president of Kosan Biosciences Incorporated prior to the sale of the company to Bristol-Myers Squibb in 2008. Ms. Kim’s additional industry experience includes executive positions at Affymax, Onyx Pharmaceuticals, Protein Design Labs and Chiron Corporation. In addition to her industry experience, Ms. Kim also recently served as chief program officer for the Gordon and Betty Moore Foundation. Ms. Kim received a B.S. in Chemical Engineering from Northwestern University and an MBA from the University of Chicago.
C. Shad Thaxton, M.D., Ph.D., director
Dr. Thaxton is our non-employee director and has served on our board of directors since 2011. Dr. Thaxton is an Associate Professor in the Department of Urology at Northwestern University, Feinberg School of Medicine. Dr. Thaxton is one of the founders of AuraSense, LLC, our largest stockholder, and has served as Vice President of AuraSense, LLC since December 2009, and as a member of the Board of Managers of AuraSense, LLC from December 2009 to February 2018. Dr. Thaxton has been recognized for his accomplishments with 13 awards, including most recently, Bioscience Technology’s 2009 Researcher of the Year and the MIT Technology Review’s TR35 Award, as one of the world’s top innovators under the age of 35. Dr. Thaxton holds a B.A. degree in Environmental Biology from the University of Colorado, Boulder and received his M.D. and Ph.D. degrees from the Feinberg School of Medicine and Interdepartmental Biological Sciences programs, respectively, at Northwestern University.

Directors Continuing in Office until the 2020 Annual Meeting

Name	Position	Age
Chad A. Mirkin, Ph.D.	Director	54
Jay R. Venkatesan, M.D.	Director	46
Chad A. Mirkin, Ph.D., director
Dr. Mirkin is our non-employee director and has served as a member of our board of directors since 2011. Dr. Mirkin is Director of the International Institute for Nanotechnology at Northwestern University, as well as the George B. Rathmann Professor of Chemistry, Professor of Chemical and Biological Engineering, Professor of Biomedical Engineering, Professor of Materials Science and Engineering, and Professor of Medicine. Dr. Mirkin is a Fellow of the American Association for the Advancement of Science and the National Academy of Engineering. Dr. Mirkin served on the President’s Council of Advisors on Science and Technology, or PCAST, during the Obama administration from April 2009 to January 2017. Dr. Mirkin is one of the founders of, and has served as President and as a member of the Board of Managers of AuraSense, LLC, our largest stockholder, since December 2009. Dr. Mirkin has also served as a director of Nanosphere, Inc. from 2000 until May 2013, and NanoInk, Inc., from 2002 to 2010. Dr. Mirkin holds a B.S. degree from Dickinson College and a Ph.D. degree in chemistry from the Pennsylvania State University.
Jay R. Venkatesan, M.D., director
Jay R. Venkatesan, M.D. is our non-employee director and has served on our board since March 2014. Since June 2016, Dr. Venkatesan has served as President of Alpine Immune Sciences, Inc., a development-stage specialty pharmaceutical company focused on discovering and developing protein-based immunotherapies, where he previously served as Chief Executive Officer from November 2015 to June 2016. Dr. Venkatesan has served as a member of Alpine’s board of directors since November 2015. Prior to joining Alpine, Dr. Venkatesan was the Executive Vice President and General Manager of Oncothyreon, Inc. (now Cascadian Therapeutics) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and Chief Executive Officer. Previously, Dr. Venkatesan was the Founder, Portfolio Manager, and Managing Director of Ayer Capital Management, a global healthcare equity fund from January 2008 to December 2013. Prior to that, he was a Director at Brookside Capital Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. In addition, Dr. Venkatesan currently serves on the board of directors of Transplant Genomics, and CellBioTherapy. Dr. Venkatesan served on the board of directors of Iovance Biotherapeutics (NASDAQ: IOVA) (formerly Lion Biotechnologies) until March 1, 2018. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has been engaged by us since 2014 to audit our financial statements since our inception in 2011. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.
The affirmative vote of the holders of a majority of the votes cast either in person or represented by proxy at the annual meeting will be required to ratify the selection of KPMG LLP for our fiscal year ending December 31, 2018. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2018, by: (i) each nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership **
Beneficial Owner Greater than 5% Stockholders	Shares of Common Stock Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
AuraSense, LLC(1)	11,267,824	28.6%
Gates Ventures, LLC(2)	6,333,322	16.1%
Directors and Named Executive Officers
Chad A. Mirkin, Ph.D.(3)	11,391,702	28.8%
C. Shad Thaxton, M.D., Ph.D.(4)	94,642	*
David R. Walt, Ph.D.(5)	862,353	2.2%
Jay R. Venkatesan, M.D.(6)	442,457	1.1%
Helen S. Kim(7)	89,470	*
David A. Giljohann, Ph.D.(8)	1,216,119	3.0%
David S. Snyder(9)	379,074	*
Ekambar Kandimalla, Ph.D.(10)	182,070	*
All directors and executive officers as a group (8 persons)(11)	14,657,887	35.2%

__________________

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.

**
This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 39,454,821 shares outstanding on March 31, 2018, adjusted as required by rules promulgated by the SEC.

(1)
Excludes (a) 22,567 shares of common stock held by Chad Mirkin, (b) 6,669 shares of common stock held by Chad A. Mirkin Living Trust, and (c) 94,642 shares of common stock issuable to Chad Mirkin upon exercise of options exercisable within 60 days of March 31, 2018, in each case over which AuraSense, LLC has no voting power or dispositive power. Dr. Mirkin is a member of the Board of Managers of AuraSense, LLC and has voting and dispositive power over the shares of the Company held by AuraSense, LLC. The address of the principal place of business of AuraSense, LLC is 8045 Lamon Avenue, Suite 410, Skokie, IL 60077.

(2)
The address of the principal place of business of Gates Ventures, LLC is 2365 Carillon Point, Kirkland, WA 98033. William H. Gates III has sole voting and dispositive power over the shares of the Company as the sole member of Gates Ventures, LLC. The address of the principal place of business of William H. Gates III is One Microsoft Way, Redmond, WA 98052.

(3)
Consists of (a) 22,567 shares of common stock held by Chad Mirkin, (b) 6,669 shares of common stock held by Chad A. Mirkin Living Trust, (c) 94,642 shares of common stock issuable to Chad Mirkin upon exercise of options exercisable within 60 days of March 31, 2018, and (d) 11,267,824 shares held by AuraSense, LLC. Dr. Mirkin is the Trustee of the Chad A. Mirkin Living Trust, and has voting or dispositive power over such entity. Dr. Mirkin is a member of the Board of Managers of AuraSense, LLC and has voting and dispositive power with respect to all shares of common stock held by AuraSense, LLC. Excludes shares held by Dr. Mirkin’s brother, who does not live in the same household as Dr. Mirkin. Dr. Mirkin disclaims beneficial ownership of shares held by his brother. The address of Dr. Mirkin is c/o AuraSense, LLC, 8045 Lamon Avenue, Suite 410, Skokie, IL 60077.

(4)
Consists of 94,642 shares of common stock issuable to Dr. Thaxton upon exercise of options exercisable within 60 days of March 31, 2018. Dr. Thaxton is a member of AuraSense, LLC but does not have voting or investment power over any of the shares held directly by AuraSense, LLC.

(5)
Consists of (a) 767,711 shares held by David R. Walt and (b) 94,642 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018. Excludes shares held by Dr. Walt’s children, who do not live in the same household as Dr. Walt. Dr. Walt disclaims beneficial ownership of shares held by his children.

(6)
Consists of (a) 190,957 shares held by the Venkatesan-Louizides Trust, (b) 156,858 shares held by Ayer Special Situations Fund I, LP, (c) 52,234 shares held by Jay R. Venkatesan and (d) 42,408 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018. Dr. Venkatesan is the Trustee of the Venkatesan-Louizides Trust and the Managing Director of the Ayer Special Situations Fund I, and has voting or dispositive power over such entities.

(7)	Consists of 89,470 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018.

(8)
Consists of (a) 16,666 shares of common stock held by Dr. Giljohann, and (b) 1,199,453 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018. Dr. Giljohann is a member of AuraSense, LLC but does not have voting or investment power over any of the shares held directly by AuraSense, LLC.

(9)	Consists of 379,074 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018.

(10)	Consists of 182,070 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018.

(11)
Consists of (a) 14,657,887 shares of common stock held by our directors, including 11,267,824 shares held by AuraSense, LLC, a company in which Dr. Mirkin serves as a member of the Board of Managers and has voting and dispositive power, and (b) 2,176,401 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2018 held by our directors and three executive officers.

 Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Exicure’s total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee of our board of directors or the chairperson of the audit committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the audit committee or the chairperson of the audit committee, as applicable, shall review and consider:

•	the related party’s interest in the transaction;

•	the approximate dollar value of the amount involved in the related party transaction;

•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in our ordinary course of business;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	required public disclosure, if any; and

•
any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Fiscal 2017 Related Party Transactions
During the year ended December 31, 2017, there were no transactions or series of similar transactions to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and (ii) any of our directors, executive officers, holders of more than five percent of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required in the sections titled “Director Compensation” and “Executive Compensation,” respectively, in this proxy statement.

Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of Exicure, arising out of the person’s services as a director or executive officer. As a condition to and pursuant to the Merger Agreement, dated September 26, 2017, Max-1 Acquisition Sub, Inc., a wholly-owned subsidiary of Max-1 Acquisition Corporation (“Max-1”), merged with and into Exicure, with Exicure remaining as the surviving entity and a wholly-owned operating subsidiary of Max-1 (the “Merger”), we also entered into a Pre-Merger Indemnity Agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The board of directors met seven times during the fiscal year ended December 31, 2017. Each member of the board of directors attended at least 75 percent of the aggregate number of meetings of our board of directors and of the committees on which he or she served during the period of the last fiscal year for which he or she was a director or committee member, respectively, except Ms. Kim who attended 73 percent.
Corporate Governance Guidelines
The board of directors has documented our governance practices in our corporate governance guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the board of directors may be viewed at www.exicuretx.com.
Board Leadership Structure
The positions of chief executive officer and chairman of the board of directors are currently held by David A. Giljohann, Ph.D. and Chad A. Mirkin, Ph.D., respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the chief executive officer to focus more on the strategy and operations of the Company.
Risk Oversight
The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties;

•
periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;

•	regular consideration of the risks and uncertainties presented by alternative clinical development strategies;

•
regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities and threats for these programs;

•	periodic review and oversight of any material outstanding litigation or threatened litigation;

•	review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies;

•	regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;

•	regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business;

•	periodic review of the Company’s intellectual property estate;

•	review and assessment of succession planning and performance concerns for the Section 16 officers; and

•	periodic review of the Company’s compensation programs.
The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.
The risk oversight function of the board of directors is also administered through various board committees. The audit committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The audit committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.
The compensation committee is responsible for the design and oversight of the Company’s compensation programs. The compensation committee also regularly reviews and reports to the board of directors on succession planning for the executive officers and vice president level employees that report directly to the chief executive officer.
The nominating and corporate governance committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The nominating and corporate governance committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.
In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry.
Independence of the Board of Directors
Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our board of directors has determined that all members of the board of directors, except David A. Giljohann, Ph.D. and Chad A. Mirkin, Ph.D., are independent directors. Dr. Giljohann is not an independent director under these rules because of his role as our Chief Executive Officer. Dr. Mirkin is not an independent director under these rules because of his role as a manager and unitholder of AuraSense, LLC, which is our largest stockholder. In addition, Dr. Mirkin currently has a consulting agreement with us. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Information Regarding the Committees of the Board of Directors
The board of directors has three regularly constituted committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information as of December 31, 2017 for each of the board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Chad A. Mirkin, Ph.D.	—	—	—
C. Shad Thaxton, M.D., Ph.D.	X	—	X
David R. Walt, Ph.D.	—	X(1)	X
David A. Giljohann, Ph.D.	—	—	—
Jay R. Venkatesan	X(1)	X	—
Helen S. Kim	X	X	X(1)
Total meetings in 2017	2	2	0
__________________

(1)	Committee chairperson.
Below is a description of each committee of the board of directors.
Audit Committee
The board of directors has established an audit committee that oversees management’s conduct of our corporate accounting and financial reporting process. The members of the audit committee are C. Shad Thaxton, M.D., Ph.D., Jay R. Venkatesan, M.D., and Helen S. Kim. Jay Venkatesan, M.D. serves as the chairperson of the committee. Our board of directors has determined that all members are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and the The NASDAQ Stock Market LLC (the “NASDAQ”). Our board of directors has designated Jay Venkatesan, M.D. as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee has adopted a written audit committee charter, which is available on our corporate website at www.exicuretx.com. The responsibilities and duties of the audit committee include, among other things:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our Company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.
The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our compensation committee is comprised of David R. Walt, Ph.D., Jay R. Venkatesan, M.D., and Helen S. Kim. David R. Walt, Ph.D. serves as the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act.
The compensation committee of the board of directors reviews the type and level of compensation for directors, officers, employees and compensation consultants of the Company, recommends compensation actions to the board of directors and administers the various compensation programs to be adopted by the Company. The compensation committee’s responsibilities include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our compensation program and welfare and retirement plans; and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
The compensation committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The compensation committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The compensation committee retained an independent compensation consultant to conduct an independent review of the Company’s executive compensation program on behalf of the compensation committee for 2017. The compensation committee reviewed the independence of the compensation consultant under NASDAQ and SEC rules and concluded that the work of the compensation consultant has not raised any conflict of interest.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of C. Shad Thaxton, M.D., Ph.D., David R. Walt, Ph.D., and Helen S. Kim. Helen S. Kim serves as the chairwoman of the committee. Our board of directors has determined that each of the committee members is an independent director, for nominating and corporate governance committee purposes as that term is defined in the applicable rules of the NASDAQ. The nominating and corporate governance committee’s responsibilities include, among other things:

•	developing and recommending to the board of directors criteria for membership on the board of directors and committees;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each committee of the board of directors;

•	annually reviewing our corporate governance guidelines; and

•	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.
The nominating and corporate governance committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The nominating and corporate governance committee reviews candidates for director nominees in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.
The nominating and corporate governance committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.
Stockholder Communications with the Board of Directors
The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.exicuretx.com. Amendments to, and waivers from, the code of business conduct and ethics will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

DIRECTOR COMPENSATION
Under our non-employee director compensation program, we compensate our non-employee directors with a combination of cash and equity. From January 1, 2017 to September 30, 2017, each non-employee director was eligible to receive an annual cash retainer of $25,000 for serving on the board of directors. Effective October 1, 2017, each non-employee director is eligible to receive an annual cash retainer of $35,000 for serving on the board of directors, and the chairperson of our board of directors is eligible to receive an additional annual cash retainer of $30,000. The program also provides that we compensate the members of the board of directors for service on our committees as follows:

•
The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service, and each of the other members of the audit committee will receive an annual cash retainer of $7,500;

•
The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service, and each of the other members of the compensation committee will receive an annual cash retainer of $5,000; and

•
The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $8,000 for such service, and each of the other members of the nominating and corporate governance committee will receive an annual cash retainer of $5,000.

Under our current non-employee director compensation program, each new non-employee director will be granted a stock option for the number of shares of common stock equal to approximately 0.10% of the total capital stock, options, and warrants of Exicure outstanding immediately following the Merger and related financing transactions, upon his or her appointment to the board of directors, and each non-employee director continuing in office immediately after our annual meeting each year will be granted a stock option for the number of shares of common stock equal to approximately 0.05% of the total capital stock, options, and warrants outstanding immediately following the completion of the Merger and related financing transactions. Each option granted under our director compensation program has an exercise price equal to the closing price of our common stock on the grant date. The initial grants made to new non-employee directors will vest 1/36th monthly over three years, subject to the director’s continued service through the applicable vesting date. Grants made to continuing non-employee directors following our annual meeting each year will vest 1/12th monthly until fully vested at the end of 12 months, subject to the director’s continued service through the applicable vesting date. Notwithstanding the foregoing, in the event of a change in control (as defined in the 2017 Equity Incentive Plan) accelerated vesting of the stock option will occur upon involuntary termination of the non-employee director other than for cause or good reason (as defined in the option award), within the 12 month period.
Director Compensation Table—Year Ended December 31, 2017
The following table presents information regarding the compensation paid to members of our board of directors who are not also employed by us or our subsidiary (our non-employee directors) for their service on our board of directors during 2017. The compensation paid to David A. Giljohann, who is also our chief executive officer, is set forth below in the section titled “Executive Compensation” and the related explanatory tables.

Name	Fees Earned or Paid In Cash ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Chad A. Mirkin, Ph.D.	35,000	69,695	100,000	204,695
C. Shad Thaxton, M.D., Ph.D.	30,625	69,695	—	100,320
David R. Walt, Ph.D.	31,250	69,695	—	100,945
Jay R. Venkatesan, M.D.	32,500	69,695	—	102,195
Helen S. Kim	32,625	69,695	—	102,320

________________________

(1)
Pursuant to applicable SEC director compensation disclosure rules, the amounts reported in this column reflect the grant date fair value of the option awards granted the director during the fiscal year presented and do not reflect the actual amounts earned. These values have been determined in accordance with FASB ASC Topic 718. See Note 7 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2017, each individual who served as an outside director during 2017 had outstanding options to purchase the following number of shares: Dr. Mirkin, 99,297 shares; Dr. Thaxton, 99,297 shares; Dr. Walt, 99,297 shares; Dr. Venkatesan, 47,061 shares; and Ms. Kim, 99,297 shares.

(2)
Amounts reported in this column represent consulting fees received by Dr. Mirkin for providing consulting services to the Company during 2017. Please see the description below for further information regarding the consulting agreement.

Consulting Arrangement
The Company entered into a consulting agreement with Dr. Mirkin, dated as of October 1, 2011, pursuant to which Dr. Mirkin provides services to the Company and earns consulting fees of $100,000 per year, subject to adjustments. Services provided by Dr. Mirkin under this agreement consist of, but are not limited to, providing scientific advice and counseling with regards to technological developments and initiatives related to SNA nano-structures. This consulting agreement is scheduled to expire on October 1, 2021.

EXECUTIVE OFFICERS
The following sets forth information about our executive officers as of the date hereof.

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Director	37
David S. Snyder	Chief Financial Officer	57
Ekambar Kandimalla, Ph.D.	Chief Scientific Officer	60
Matthias G. Schroff, Ph.D.	Chief Operating Officer	50
The following is biographical information as of the date hereof for our executive officers other than David A. Giljohann, Ph.D., whose biographical information is included in “Proposal 1” above.
David S. Snyder, Chief Financial Officer
Mr. Snyder is our Chief Financial Officer. Mr. Snyder joined our executive leadership team as chief financial officer in July 2014. Prior to joining us, Mr. Snyder was executive vice president and chief financial officer of Cellular Dynamics International, Inc. where he was responsible for all financial functions, human resources, and general administration. At Cellular Dynamics, Mr. Snyder helped lead the successful IPO of that company in July of 2013. Mr. Snyder previously served as senior vice president of finance, site vice president and chief financial officer of Roche NimbleGen from 2007 to 2008. From 2006 to 2007, he served as vice president and chief financial officer of NimbleGen Systems, Inc. At NimbleGen, Mr. Snyder helped prepare the company for an IPO and then helped manage the sale of NimbleGen to Roche. Prior to NimbleGen, Mr. Snyder was the chief financial officer of a variety of public and private companies within software, real estate, and diversified manufacturing industries. He has served as a director of Invenra, Inc. since 2012. He has also served on the Board of Trustees of Ottawa University from 2012 through 2014. Mr. Snyder received a B.A., summa cum laude, from Ottawa University and an MBA with high honors from the Harvard Business School, where he was designated a George Fisher Baker Scholar.
Ekambar Kandimalla, Chief Scientific Officer
Dr. Kandimalla is our Chief Scientific Officer. Dr. Kandimalla joined us as our chief scientific officer in October 2015, bringing over 20 years of discovery research and preclinical drug development experience. Dr. Kandimalla has led discovery of oligonucleotide therapeutics targeting mRNA, miRNA and toll-like receptors for the treatment of broad disease indications, including cancers, asthma-allergies, autoimmune, cardiovascular and metabolic diseases. Dr. Kandimalla has extensive experience in oligonucleotide chemistry, in vitro and in vivo pharmacology, target identification and validation to late stage discovery. From June 2014 to October 2015, Dr. Kandimalla served as chief scientific officer of ChemGenes Corporation, where he was responsible for external collaborations for product development and overall R&D strategy as well as day to day lab operations Dr. Kandimalla was at Idera Pharmaceuticals Inc., formerly Hybridon, Inc., from June 1992 to June 2014 in various roles of increasing responsibility, including serving as vice president of discovery, where he was responsible for generating new product pipeline, supporting early drug development, and establishing and maintaining external scientific collaborations. Prior to joining Hybridon, Dr. Kandimalla carried out postdoctoral research at Molecular Biophysics Unit of Indian Institute of Science, and Department of Chemistry of the University of Alberta. Dr. Kandimalla is an author on over 150 publications, including reviews and book chapters, and a co-inventor on approximately 300 issued or pending patents worldwide. Dr. Kandimalla received a Ph.D. in Chemistry, M.Sc. in Biochemistry and B.Sc. in Chemistry, all from Andhra University, India.

Matthias G. Schroff, Chief Operating Officer
Dr. Schroff is our Chief Operating Officer. Dr. Schroff joined our executive leadership team as chief operating officer in April 2018. Dr. Schroff brings more than 15 years of senior leadership experience within global biopharmaceutical companies where he gained deep scientific and clinical experience in immuno-oncology, TLR9 biology and broad clinical program management. Prior to joining the Company, from September 2016 until December 31 2017, Dr. Schroff was the chief executive officer for VAXIMM AG, a Swiss/German biotech company. Prior to that, from January 2008 until December 31, 2015, Dr. Schroff was the chief executive officer of Mologen AG, a publicly traded German biopharmaceutical company. Dr. Schroff is the co-inventor on numerous patents in the field of immuno-oncology, RNAi and gene expression, including a TLR9 agonist that is now in late-stage clinical development for various cancer indications. He received his Ph.D. in molecular biology from Freie Universität Berlin and a degree in biochemistry from Leibniz Universität Hannover.

EXECUTIVE COMPENSATION
Overview
Our executive compensation program is based on a pay-for-performance philosophy. We designed our executive compensation program to align executive compensation with our business objectives and the interests of our stockholders and to attract, retain and reward executives who contribute to our success.
This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2017. We refer to these individuals as our “named executive officers.” For 2017, our named executive officers were:

•	David A. Giljohann, Chief Executive Officer;

•	David S. Snyder, Chief Financial Officer; and

•	Ekambar Kandimalla, Chief Scientific Officer
To date, compensation for our named executive officers was comprised primarily of the following three components.

•
Base Salary. Base salaries are determined on a case-by-case basis for each executive. The base salary levels are designed to reflect each executive officer’s experience, expertise and performance, as well as market compensation levels for similar positions. In addition, in evaluating 2017 base salary levels, the compensation committee of the Exicure board of directors (the “compensation committee”) considered an assessment of the competitive market performed by its independent compensation consultant.

•
Annual Cash Incentive Bonuses. Annual cash incentive bonuses provide incentive award opportunities for the achievement of performance goals established by our compensation committee. The payment of awards under Exicure’s 2017 annual cash incentive bonus program is subject to the attainment of specific performance goals relating to research and development and financing. Each executive’s target bonus amount is expressed as a percentage of the executive’s base salary and is intended to be commensurate with the executive’s position and responsibilities. The 2017 target bonus opportunities prior to the Merger and related financing transactions were 25% of base salary for Mr. Snyder and Dr. Kandimalla and 40% of base salary for Dr. Giljohann. Pursuant to their employment agreements, upon the closing date of the Merger and related financing transactions, Mr. Snyder’s minimum target annual bonus will equal 45% of base salary for each year during the employment period in which he participates in the annual incentive program and Dr. Giljohann’s minimum target annual bonus will equal 50% of base salary for each year during the employment period in which he participates in the annual incentive program. The actual 2017 bonus payouts, as a percentage of base salary, were approved on March 7, 2018 by the compensation committee for our three named executive officers, as follows: 42.5% of base salary for Dr. Giljohann; 30% of base salary for Mr. Snyder; and 25% of base salary for Dr. Kandimalla. The 2018 target bonus opportunities for the named executive officers are 50% of base salary for Dr. Giljohann, 45% of base salary for Mr. Snyder, and 25% of base salary for Dr. Kandimalla.

•
Stock Option Awards. We believe equity awards in the form of options to purchase shares of our common stock provides an incentive for our executives to focus on driving growth in our stock price and long-term value creation and helps Exicure attract and retain key talent. In addition, we believe that the granting of stock options further aligns the interests of our executive officers with those of our stockholders as the options only have value if our stock price increases after the date of grant. In January 2017, Exicure’s board granted options to Dr. Giljohann and Mr. Snyder that are scheduled to vest in 48 equal monthly installments, in each case, based on the executive’s continued service with Exicure during the vesting period.

Our named executive officers are also eligible to participate in our 401(k) plan, 2017 Employee Stock Purchase Plan and health and welfare benefit plans generally available to other employees.
Our compensation committee reviews our executive compensation program on an annual basis or more frequently as it deems appropriate. During 2017, Exicure retained an independent compensation consultant to assist in evaluating the 2017 executive compensation program, including an assessment of the competitive market for similar positions at comparable companies.

2017 Summary Compensation Table
The following table provides a summary of compensation paid or accrued for the years ended December 31, 2017 and 2016 to our principal executive officer and each of our two other most highly compensated executive officers who were serving the Company as of December 31, 2017 (collectively, the named executive officers).

Name and principal position	Year	Base salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
David A. Giljohann, Ph.D. Chief Executive Officer(4)	2017	350,000	—	—	1,458,501	148,750	13,125	1,970,376
	2016	257,500	—	—	—	82,400	9,780	349,680
David S. Snyder Chief Financial Officer	2017	314,253	—	—	36,427	94,276	—	444,956
	2016	314,253	—	—	—	62,851	—	377,104
Ekambar Kandimalla, Ph.D. Chief Scientific Officer	2017	267,800	—	—	—	66,950	50,000	384,750
	2016	267,800	—	—	—	—	2,937	270,737
________________________

(1)
Pursuant to applicable SEC executive compensation disclosure rules, the amounts reported in this column reflect the grant date fair value of the option awards granted the named executive officers during the fiscal year presented and do not reflect the actual amounts earned. These values have been determined in accordance with FASB ASC Topic 718. See Note 7 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
Pursuant to the terms of the named executive officer’s employment agreement or offer letter, each named executive officer is eligible to receive an annual bonus award, subject to the achievement of annual performance milestones as determined by the compensation committee in its sole discretion. The amounts reported for 2017 represent the earned amounts in connection with the achievement of 2017 annual performance milestones (paid in 2018).

(3)
The amount reported for 2017 for Dr. Giljohann relates to the payout of unused vacation time. The amounts reported for 2017 for Dr. Kandimalla relates to the payout of relocation benefits pursuant to Dr. Kandimalla’s employment agreement and represents amounts paid directly to Dr. Kandimalla.

(4)	Dr. Giljohann also serves as a member of Exicure’s board of directors but does not receive any additional compensation for his service as a director.
Employment Agreements
Exicure generally executes an offer of employment or employment agreement before an executive joins the company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and any equity awards. In addition, in the case of each named executive officer, his offer letter or employee agreement, as applicable, also provides that if his employment is terminated by Exicure without cause (as such term is defined in the agreement), he will be entitled to receive cash severance equal to twelve months of base salary in the case of Dr. Giljohann and six months of base salary in the case of Mr. Snyder and Dr. Kandimalla. Exicure’s named executive officers are not eligible to receive any severance or enhanced benefits upon a change in control of Exicure other than the accelerated vesting of stock option awards upon a change in control.
Defined Contribution Plan
Exicure sponsors a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. Employees who are at least 21 years of age are generally eligible to participate and may enter the plan on the first day of any month. Participants may make pre-tax contributions or Roth 401(k) contributions up to the maximum limit established by the Code. These contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. For 2017, Exicure did not make matching contributions or discretionary contributions to the 401(k) plan.

Outstanding Equity Awards at December 31, 2017
The following table presents information regarding the outstanding stock options held by each of the named executive officers as of December 31, 2017. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.

Name	Grant Date	Vesting Commencment Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable(#)	Option exercise price ($)(1)	Option expiration date
David A. Giljohann, Ph.D.	11/20/2012(2)	11/20/2012	24,824	—	0.65	11/20/2022
	12/31/2012(2)	12/31/2012	24,824	—	0.65	12/31/2022
	1/29/2014(2)	1/29/2014	243,197	5,175	0.65	1/29/2024
	4/28/2015(3)	2/20/2015	246,176	101,367	1.03	4/28/2025
	11/24/2015(3)	11/24/2015	369,346	339,799	1.98	11/24/2025
	1/4/2017(3)	1/4/2017	124,122	372,367	4.21	1/4/2027
David S. Snyder	10/3/2014(2)	7/11/2014	319,571	54,562	0.65	10/2/2024
	4/28/2015(3)	2/20/2015	14,066	5,793	1.03	4/28/2025
	1/4/2017(3)	1/4/2017	3,103	9,309	4.21	1/4/2027
Ekambar Kandimalla, Ph.D.	11/24/2015(2)	10/22/2015	152,703	129,212	1.98	11/24/2025
________________________

(1)
In connection with the October 2014 repricing of Exicure’s outstanding option awards, the option exercise price for all outstanding options that were granted prior to October 2014 was adjusted to $0.65 per share.

(2)
25% of the shares subject to these options vest on the one-year anniversary of the vesting commencement date, and 1/48th of the shares subject to these options vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of such month), subject to the executive continuing to be employed by Exicure through the applicable vesting date.

(3)	These options vest in 48 equal monthly installments, commencing on the vesting commencement date and subject to the executive continuing to be employed by Exicure through the applicable vesting date.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2017, which as of that date consisted of our 2017 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2017 Employee Stock Purchase Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))		Total of shares reflected in columns (a) and (c)
	(a)	(b)	(c)		(d)
Equity compensation plans approved by stockholders	3,672,620	$1.79	2,601,655	(1)	6,274,275
Equity compensation plans not approved by stockholders	—	—	—		—
Total	3,672,620	$1.79	2,601,655		6,274,275
 ________________________

(1)
Includes 2,169,905, zero, and 431,750 shares of common stock available for issuance under the 2017 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2017 Employee Stock Purchase Plan, respectively, as of December 31, 2017.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2017 and 2016 by KPMG LLP, our independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees(1)	$370,000	$360,000
Audit-Related Fees(2)	244,579	383,017
Tax Fees	—	—
All Other Fees	—	—
	$614,579	$743,017
  ________________________

(1)
Audit fees for the fiscal years ended December 31, 2017 and 2016 consist of fees for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements.

(2)
Audit-related fees for the fiscal years ended December 31, 2017 and 2016 consist principally of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements and fees related to assistance with registration statements filed with the SEC.

All fees described above were approved by our board of directors or the audit committee of the board of directors.
Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, KPMG LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The audit committee will review both audit and non-audit services performed by KPMG LLP and the fees charged for such services on at least an annual basis. Among other things, the audit committee will review non-audit services proposed to be provided by KPMG LLP and pre-approve such services only if they are compatible with maintaining KPMG LLP’s status as an independent registered public accounting firm. All services provided by KPMG LLP in 2017 and 2016 were pre-approved by our board of directors or the audit committee after review of each of the services proposed for approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
The audit committee is currently comprised of three non-employee directors, Jay Venkatesan, M.D., who chairs the committee, C. Shad Thaxton, M.D., Ph.D., and Helen S. Kim. Our board of directors has determined that Dr. Venkatesan, Dr. Thaxton and Ms. Kim meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors has determined that Dr. Venkatesan qualifies as an audit committee financial expert as defined by SEC rules. The audit committee has the responsibility and authority described in the audit committee charter, which has been approved by the board of directors. A copy of the audit committee charter is available on our website at www.exicuretx.com.
The audit committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, KPMG LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.
In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.
The audit committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The audit committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The audit committee has discussed with KPMG LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from KPMG LLP required by applicable requirements of the PCAOB. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
Audit Committee
Jay Venkatesan, M.D. (chairman)
C. Shad Thaxton, M.D., Ph.D.
Helen S. Kim

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.exicuretx.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC is available without charge upon request to: Secretary, Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, or by phone, at (847) 673-1700.

By Order of the Board of Directors

/s/ David A. Giljohann
David A. Giljohann
Chief Executive Officer and Director
April 30, 2018

ANNUAL MEETING OF SHAREHOLDERS OF

EXICURE, INC.

June 19, 2018

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

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This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the director nominees listed in proposal 1 and FOR proposal 2. If any other matters properly come before the Annual Meeting or any adjournment thereof, the person(s) named above will vote in their discretion. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Annual Meeting.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

EXICURE, INC.

8045 Lamon Avenue, Suite 410, Skokie, IL 60077

Proxy for Annual Meeting of Shareholders on June 19, 2018

Solicited on Behalf of the Board of Directors

The undersigned appoints David A. Giljohann, Ph.D. and David S. Snyder and each of them, as proxies, each with full power of substitution and revocation and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of EXICURE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Exicure, Inc. to be held at 10:30 am Central Time, on June 19, 2018, at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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